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                                                                   EXHIBIT 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Forms S-3 No. 33-53334 and 33-88888 and Forms S-8 No. 33-30149, 33-38305,
33-38304, 33-5228, 33-43663, 33-5226, 33-68076, 33-81284, 33-79496, and
33-81282) of Staples, Inc. and in the related Prospectus of our report dated March 5, 1996, with respect to the consolidated financial statements of Staples, Inc. included in this Annual Report (Form 10-K) for the year ended February 3, 1996.



ERNST & YOUNG LLP
Boston, Massachusetts
April 10, 1996